                                                                    EXHIBIT 23.4



                    [Letterhead of Weil, Gotshal & Manges]


                                 July 28, 1994


     We hereby consent to the reference to our Firm under the caption "The Merger -- Certain Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement on Form S-4 (File No. 33-54475) of Columbia/HCA Healthcare Corporation. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                      Very truly yours,


                                      WEIL, GOTSHAL & MANGES